Exhibit 99.2

INSTRUCTIONS TO REGISTERED HOLDER AND/OR

DTC PARTICIPANT FROM BENEFICIAL OWNER OF

9¼% Senior Secured Notes due November 15, 2011

of

TRAILER BRIDGE, INC.

To Registered Holder and/or DTC Participant:

The undersigned hereby acknowledges receipt of the Prospectus, dated                                 , 2005 (the “Prospectus”) of Trailer Bridge, Inc., a Delaware corporation (the “Company”), that constitutes the Company’s offer (the “Exchange Offer”) to exchange 9¼% senior secured notes due November 15, 2011 (the “New Notes”) that have been registered under the Securities Act of 1933, as amended (the “Securities Act”), for any and all of its outstanding 9¼% senior notes due November 15, 2011 (the “Old Notes”) that have not been registered under the Securities Act. Capitalized terms used but not defined in these instructions have the meanings ascribed to them in the Prospectus.

This will instruct you, the registered holder and/or DTC participant, as to action to be taken by you relating to the Exchange Offer with respect to the Old Notes held by you for the account of the undersigned.

The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

$                     of the 9¼% senior secured notes due November 15, 2011.

With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

☐	TO TENDER the following aggregate principal amount of Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered, if any):

$                      of the 9¼% senior secured notes due November 15, 2011;

☐	NOT TO TENDER any Old Notes held by you for the account of the undersigned.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized:

(a) to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the following representations and warranties that are to be made with respect to the undersigned as a beneficial owner, including but not limited to the representations that:

(i) the undersigned’s principal residence is in the state of (fill in state)                             ,

(ii) the undersigned has full power and authority to tender, exchange, assign and transfer the Old Notes tendered, and the Company will acquire good title to the Old Notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale arrangements or other obligations relating to their sale or transfer, and not subject to any adverse claim when the Old Notes are accepted by the Company,

(iii) the New Notes being acquired pursuant to the Exchange Offer are being acquired in the ordinary course of business of the undersigned or of any other person receiving New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes;

(iv) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is participating in or has an intent to participate in a distribution of the New Notes;

(v) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, has an arrangement or understanding with any other person to participate in a distribution of the New Notes; and

(vi) neither the undersigned nor any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is an “affiliate,” as defined in Rule 405 under the Securities Act, of the Company.

If the undersigned is a broker-dealer that acquired the Old Notes directly from the Company in the initial offering and not as a result of market-making activities or if any of the foregoing representations and warranties are not true, then the undersigned is not eligible to participate in the Exchange Offer, cannot rely on the interpretations of the staff of the Securities and Exchange Commission in connection with the Exchange Offer and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of the New Notes.

If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized to make on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranty that if any of the undersigned or any other person acquiring the New Notes pursuant to the Exchange Offer through the undersigned, whether or not that person is the holder of Old Notes, is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes that were acquired as a result of market-making activities or other trading activities, it will deliver a Prospectus in connection with any resale of New Notes. By acknowledging that it will deliver and by delivering a Prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

(b) to take any other action as necessary under the Prospectus to effect the valid tender of the Old Notes.

Exhibit 99.2

SIGN HERE

Name of beneficial owner(s):
Signature(s):
Name (please print):
Address:

Telephone number:
Taxpayer Identification or Social Security Number:
Date: